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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


               Date of Report (Date of earliest event reported):
                               September 8, 1998

                       Morgan Stanley ABS Capital I Inc.,
                        as Depositor in connection with
               Life Bank Asset Backed Certificates, Series 1998-1
               --------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



        Delaware                  333-19779              13-3939229
------------------------        -------------        -------------------
(State of Incorporation)         (Commission         (I.R.S. Employer
                                 File Number)        Identification No.)



   1585 Broadway, 2nd Floor, New York, New York                  10036
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   (Address of Principal Executive Offices)                    (Zip Code)

    Registrant's telephone number, including area code:  (212) 761-4000



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     Item 5.  Other Events.
              ------------

     Morgan Stanley ABS Capital I Inc. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-19779, in connection with the Depositor's issuance of a series of certificates, entitled Life Bank Asset Backed Certificates, Series 1998-1 (the "Certificates"), to be issued pursuant to a pooling and servicing agreement among the Depositor, Life Investment Holdings, Inc., as the Transferor, Life Bank, as Servicer, and Norwest Bank Minnesota, National Association, as Trustee.

     Morgan Stanley & Co. Incorporated, as representative of the underwriters of the Certificates (the "Underwriters"), has provided certain prospective purchasers of the Certificates with certain yield tables and other computational materials, collateral term sheets and structural term sheets (the "Computational Materials") in written form, based on collateral information provided by Life Bank.

     Item 7.  Financial Statements; Pro Forma Financial Information and
              ---------------------------------------------------------
              Exhibits.
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     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits:

          99.1 Computational Materials (as defined in Item 5) that have been provided by Morgan Stanley & Co. Incorporated to certain prospective purchasers of Life Bank Asset Backed Certificates, Series 1998-1



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              MORGAN STANLEY ABS CAPITAL I INC.


                              By:   /s/   Paul Scialabba
                                    --------------------
                                    Name:  Paul Scialabba
                                    Title: Vice President


Date:  September 10, 1998




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                                 EXHIBIT INDEX
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Exhibit
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99.1   Computational Materials (as defined in Item 5) that have been provided by
       Morgan Stanley & Co. Incorporated to certain prospective purchasers of Life Bank Asset Backed Certificates, Series 1998-1